Exhibit 99.4

Unaudited Pro Forma Condensed Combined Financial Statement Information

The unaudited pro forma condensed combined financial statement information set forth below is presented to reflect the pro forma effects of the following transactions as if they occurred on the dates indicated:

•                  The January 31, 2006 merger of a wholly-owned subsidiary of DRS Technologies, Inc. (DRS or the Company) into Engineered Support Systems, Inc. (ESSI) in exchange for cash and DRS common stock for an estimated aggregate purchase price of $2.0 billion, including merger related fees;

•                  DRS’s January 31, 2006 sale of $900.0 million of a combination of senior notes, senior subordinated notes and senior convertible notes, and the concurrent amending and restating of DRS’s $411.0 million existing senior secured credit facility, which is referred to as the original credit facility. The $675.0 million amended and restated senior secured credit facility consists of a $400.0 million revolving credit facility and a $275.0 million term loan. DRS used the proceeds from the issuance of the notes, together with initial borrowings under its amended and restated senior secured credit facility and cash on hand, to fund the acquisition of ESSI, to repay certain of DRS’s and ESSI’s outstanding indebtedness, and to pay related fees and expenses;

•                  DRS’s December 23, 2004, issuance of $200.0 million of 6 7/8 % Senior Subordinated Notes due 2013, which are referred to as the DRS notes;

•                  DRS’s December 14, 2004 acquisition of NVEC and Affiliate; and

•                  ESSI’s February 1, 2005 acquisition of Spacelink and related financing.

The unaudited pro forma condensed combined statements of earnings for the year ended March 31, 2005 and the nine months ended December 31, 2005 give effect to the above mentioned transactions, as if those transactions occurred on April 1, 2004. The results of operations of NVEC and Affiliate and Spacelink are included in the historical results of operations of DRS and ESSI, respectively, for the nine-month periods included in the unaudited pro forma condensed combined statement of earnings for the nine months ended December 31, 2005, because they were acquired on December 14, 2004, and February 1, 2005, respectively.

The unaudited pro forma condensed combined balance sheet has been prepared as if the merger and its related financing had occurred on December 31, 2005. The balance sheet information for NVEC and Affiliate and Spacelink are included in the December 31, 2005 and October 31, 2005 historical balance sheets of DRS and ESSI, respectively, because these acquisitions were completed before December 31, 2005 and October 31, 2005.

The merger is being accounted for under the purchase method of accounting in accordance with accounting principles generally accepted in the United States of America. Accordingly, ESSI’s operating results have been included in DRS’s operating results since the closing of the transaction on January 31, 2006. DRS’s acquisition of NVEC and Affiliate and ESSI’s acquisition of Spacelink also were accounted for under the purchase method of accounting and are included in the consolidated results of operations of DRS and ESSI, respectively, from their respective acquisition dates.

The pro forma adjustments related to the merger are based on preliminary purchase price allocations. Actual adjustments will be based on analyses of fair values of acquired contracts, identifiable tangible and intangible assets, pensions and deferred tax assets and liabilities, and estimates of the useful lives of tangible and amortizable intangible assets. DRS is in the process of obtaining third-party appraisals, performing its own internal assessments and reviewing all available data. Differences between the preliminary and final purchase price allocations could have a material impact on the accompanying unaudited pro forma condensed combined financial statement information and DRS’s future results of operations and financial position. A final determination of the purchase price allocation will be based upon actual tangible and identifiable intangible assets of ESSI that exist at the date of completion of the merger.

While the issuance of the DRS notes is not related to the acquisition and its related financing, the presentation of the pro forma effect of the DRS notes issuance on the year ended March 31, 2005, is considered to be material to the understanding of the interest costs of the combined company. The interest and related expenses associated with the issuance of the DRS notes are included in the historical results of operations of DRS for the nine-month period included in the unaudited pro forma condensed combined statement of earnings for the nine months ended December 31, 2005, because the DRS notes were issued on December 23, 2004.

The unaudited pro forma condensed combined financial statement information is based on, and should be read together with (1) DRS’s consolidated financial statements as of and for the year ended March 31, 2005, and DRS’s unaudited consolidated financial statements as of and for the three and nine months ended December 31, 2005, and (2) ESSI’s historical consolidated financial statements as of and for the year ended October 31, 2005, which are incorporated by reference in this Current Report on Form 8-K/A. The historical statement of earnings data for the Spacelink acquisition is based on financial statements, not included or incorporated by reference into this Current Report on Form 8-K/A. The historical statement of earnings data for the NVEC and Affiliate acquisition is based on their unaudited combined financial statements, not included or incorporated by reference into this Current Report on
Form 8-K/A.

The unaudited pro forma condensed combined financial statement information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the merger and its related financing, issuance of the DRS notes, DRS’s acquisition of NVEC and Affiliate, and ESSI’s acquisition of Spacelink and related financing occurred on April 1, 2004, or of the results of operations that may be attained by the combined entities in the future.

DRS Technologies, Inc.

Unaudited Pro Forma

Condensed Combined Statement of Earnings

Year Ended March 31, 2005

(in thousands, except per share data)

									NVEC and
	Historical	DRS Notes		Adjusted	Pro Forma	Merger		Merger	Affiliate	DRS
	DRS (2)	Adjustment		DRS	ESSI (3)	Adjustments		Pro Forma	Pro Forma (4)	Pro Forma

Revenues	$1,308,600	$—		$1,308,600	$1,044,709	$(5,948	)(7)	$2,347,361	$70,302	$2,417,663
Costs and expenses	1,165,468	—		1,165,468	908,497	6,918	(7)	2,080,883	48,804	2,129,687
Operating income	143,132	—		143,132	136,212	(12,866)		266,478	21,498	287,976

Interest income	2,460	—		2,460	680	(2,460	)(9)	680	11	691
Interest and related expenses	39,750	9,569	(23)	49,319	4,609	71,509	(8)	125,437	—	125,437
Other expense, net	719	—		719	—	—		719	—	719

Earnings from continuing operations before minority interest and income taxes	105,123	(9,569)		95,554	132,283	(86,835)		141,002	21,509	162,511

Minority interest	2,155	—		2,155	—	—		2,155	—	2,155

Earnings from continuing operations before income taxes	102,968	(9,569)		93,399	132,283	(86,835)		138,847	21,509	160,356

Income taxes	44,842	(3,828	) (10)	41,014	49,982	(34,734	)(10)	56,262	8,604	64,866

Earnings from continuing operations	$58,126	$(5,741)		$52,385	$82,301	$(52,101)		$82,585	$12,905	$95,490

Earnings from continuing operations
per share data
Basic	$2.15									$2.46
Diluted	$2.09									$2.41

Weighted average number of share of common stock outstanding
Basic	27,096					11,728	(11)(21)			38,824
Diluted	27,833					11,728	(11)(21)			39,561

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statement Information

DRS Technologies, Inc.

Unaudited Pro Forma

Condensed Combined Statement of Earnings

Nine Months Ended December 31, 2005

(in thousands, except per share data)

	Historical	“Adapted”	Merger		DRS
	DRS (5)	ESSI (6)	Adjustments		Pro Forma

Revenues	$1,089,879	$784,840	$(5,687	)(7)	$1,869,032
Costs and expenses	971,417	676,408	1,854	(7)	1,649,679
Operating income	118,462	108,432	(7,541)		219,353

Interest income	6,228	567	(6,228	)(9)	567
Interest and related expenses	36,959	2,644	53,837	(8)	93,440
Other expense, net	446	—	—		446

Earnings from continuing operations before minority interest and income taxes	87,285	106,355	(67,606)		126,034

Minority interest	1,559	—	—		1,559

Earnings from continuing operations before income taxes	85,726	106,355	(67,606)		124,475

Income taxes	33,010	39,717	(27,042	)(10)	45,685

Earnings from continuing operations	$52,716	$66,638	$(40,564)		$78,790

Earnings from continuing operations per share data
Basic	$1.91				$2.00
Diluted	$1.84				$1.95

Weighted average number of share of common stock outstanding
Basic	27,645		11,728	(11)(21)	39,373
Diluted	28,596		11,728	(11)(21)	40,324

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statement Information

DRS Technologies, Inc.

Unaudited Pro Forma

Condensed Combined Balance Sheet

As of December 31, 2005

(in thousands)

	Historical		Merger		DRS
	DRS (12)	ESSI (13)	Adjustments		Pro Forma
Assets

Current assets
Cash and cash equivalents	$259,666	$13,064	$(200,300	)(14)	$72,430
Accounts receivable, net	219,250	151,210	56,274	(18)	426,734
Inventories, net	251,343	77,193	4,744	(7)	277,006
			(56,274	)(18)
Prepaid expenses and other current assets	53,061	10,898	—		63,959

Total current assets	783,320	252,365	(195,556)		840,129

Property, plant and equipment, net	145,242	54,550	—		199,792
Acquired intangible assets, net	99,789	51,868	(51,868	)(15)	399,789
			300,000	(1)
Goodwill	824,108	332,109	(332,109	)(15)	2,537,076
			1,712,968	(1)
Other assets	39,414	11,265	28,638	(16)	77,103
			(2,214	)(19)
Total assets	$1,891,873	$702,157	$1,459,859		$4,053,889

Liabilities and Stockholders’ Equity

Current liabilities
Current installments of long-term debt	$135,891	$187	$(132,940	)(8)	$3,138
Short-term bank debt	—	45,000	(45,000	)(8)	—
Accounts payable	140,641	79,705	—		220,346
Accrued expenses and other current liabilities	251,649	55,541	(11,305	)(20)	293,271
			(2,614	)(19)
Total current liabilities	528,181	180,433	(191,859)		516,755

Long-term debt, excluding current installments	561,520	1,952	1,404,167	(8)	1,967,639
Other liabilities	64,157	46,463	120,000	(7)	246,007
			15,387	(19)
Total liabilities	1,153,858	228,848	1,347,695		2,730,401

Commitments and contingencies

Stockholders’ equity
Common stock	281	419	117	(21)	398
			(419	)(22)
Additional paid-in capital	489,210	205,998	587,200	(21)	1,076,410
			(205,998	)(22)
Retained earnings	250,124	286,559	(286,559	)(22)	248,280
			(1,425	)(17)
			(419	)(16)
Accumulated other comprehensive earnings (loss)	6,340	(19,667)	19,667	(22)	6,340
Unamortized stock compensation	(7,940)		—		(7,940)
Total stockholders’ equity	738,015	473,309	112,164		1,323,488

Total liabilities and stockholders’ equity	$1,891,873	$702,157	$1,459,859		$4,053,889

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statement Information

1. Basis of Presentation

On January 31, 2006, Maxco, Inc., a wholly-owned subsidiary of DRS, merged with and into ESSI, in a transaction accounted for using the purchase method of accounting. The purchase price, including merger-related fees, totaled approximately $2.0 billion, for all of the outstanding ESSI common stock and all unexercised options to acquire ESSI common stock.

The purchase price was $43.00 per share of ESSI common stock, which was comprised of $30.10 in cash and a fraction of a share of DRS common stock valued at $12.90. The stock component of the consideration was valued using the average stock price of DRS common stock on the measurement date of the merger, January 27, 2006, and two days before and after the measurement date.

(in thousands)
Cash paid to ESSI shareholders and stock option holders	$1,343,338
Fair value of 11.7 million shares of DRS common stock issued to ESSI shareholders and stock option holders	587,317
Estimated direct merger-related fees and expenses	25,500
Total estimated purchase price	$1,956,155

The cash portion of the merger, merger-related and debt-related costs and the amendment and repayment of DRS’s and ESSI’s debt was financed with DRS’s available cash and cash equivalents, revolving credit borrowings, $275.0 million of term loan borrowings under our amended and restated senior secured credit facility and $900.0 million of aggregate gross proceeds from DRS’s offering of senior notes, senior subordinated notes and senior convertible notes.

Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to ESSI’s assets acquired and liabilities assumed based on preliminary estimates of their fair values as of the date of completion of the merger. The total estimated purchase price is allocated as follows:

December 31, 2005
(in thousands)
Current assets	$231,920
Property, plant and equipment	54,550
Acquired intangible assets	300,000
Goodwill	1,712,968
Other assets	8,262
Total assets acquired	2,307,700

Short-term debt	45,000
Other current liabilities	122,743
Other long-term liabilities	183,802
Total liabilities assumed	351,545
Net assets acquired	$1,956,155

The unaudited pro forma condensed combined balance sheet as of December 31, 2005 reflects the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed on a preliminary basis. DRS is in the process of obtaining third-party valuations of certain assets acquired and liabilities assumed and performing an assessment of the acquired contracts. All of the data required to value the acquired contracts is not currently available and at this time it is not practicable to reasonably estimate their final valuations for this pro forma presentation. The fair value of the acquired contracts will be valued at their remaining contract value less DRS’s estimate to complete and a profit margin commensurate with the profit margin DRS earns on similar contracts. Therefore, the preliminary purchase price allocation will change and such change may have a material effect on the accompanying unaudited pro forma condensed combined financial statement information.

2.                                                   The “Historical DRS” column represents the consolidated statement of earnings of DRS for the fiscal year ended March 31, 2005, as reported in DRS’s annual report on Form 10-K for the year ended March 31, 2005, which is not included or incorporated by reference in this Current Report on Form 8-K/A.

3.                                                   DRS reports its consolidated financial statements on the basis of a fiscal year ended March 31. The financial statements of ESSI are reported on the basis of a fiscal year ended October 31. SEC Regulation S-X Rule 11-02(c)(3) states that if the fiscal year end of a business being acquired (i.e., ESSI) differs from the registrant’s (i.e., DRS) fiscal year end by more than 93 days, the acquired entity’s statement of earnings must be “adapted” to produce a twelve month period ending within 93 days of the registrant’s fiscal year end. The “Pro Forma ESSI” column included in the unaudited pro forma condensed combined statement of earnings for the year ended March 31, 2005, represents the operating results of ESSI for the adapted twelve-month period ended April 30, 2005, combined with the historical statement of income of Spacelink for the nine months ended December 31, 2004, and gives effect to the unaudited pro forma adjustments necessary to account for ESSI’s acquisition of Spacelink and its related financing as if these transactions had occurred on May 1, 2004. The results of operations of Spacelink for the three months ended April 30, 2005 are included in the historical results of operations of ESSI for the adapted twelve-month period ended April 30, 2005. The results of operations of Spacelink for the month ended January 31, 2005, excluded from “Pro Forma ESSI” column, are not materially different than the results of operations for the same period in the prior year.

The following tables reconcile the “Pro Forma ESSI” column included in the unaudited condensed consolidated statement of earnings for the year ended March 31, 2005.

	ESSI Historical Year Ended 10/31/2005 (i)	Subtract: ESSI “Adapted” Six Months Ended 10/31/2005 (ii)	Add: ESSI “Adapted” Six Months Ended 10/31/2004 (iii)	ESSI “Adapted” Year Ended 4/30/2005	Spacelink Historical Nine Months Ended 12/31/04 (iv)		Pro Forma Adjustments		Twelve Months Ended 4/30/05 Pro Forma ESSI
	(in thousands)
Revenues	$1,018,373	$521,072	$478,364	$975,665	$69,044		$—		$1,044,709
Costs and expenses	876,951	445,917	411,306	842,340	62,927	(ix)	3,230	(v)	908,497
Operating income	141,422	75,155	67,058	133,325	6,117		(3,230)		136,212
Interest income	828	372	197	653	27				680
Interest and related expenses	2,651	1,579	212	1,284	35		3,290	(vi)	4,609
Other expense	—	—	—	—	—		—		—
Earnings from continuing operations before minority interest and income taxes	139,599	73,948	67,043	132,694	6,109		(6,520)		132,283
Minority interest	—	—	—	—	—		—		—
Earnings from continuing operations before income taxes	139,599	73,948	67,043	132,694	6,109		(6,520)		132,283
Income taxes	52,350	27,403	25,199	50,146	—		(164	)(vii)	49,982
Earnings from continuing operations	$87,249	$46,545	$41,844	$82,548	$6,109		$(6,356)		$82,301

(i)                                     Represents the consolidated statement of income of ESSI for the fiscal year ended October 31, 2005, incorporated by reference in this Current Report on Form 8-K/A.

(ii)                                  Represents the unaudited consolidated statement of income of ESSI for the six months ended October 31, 2005, which has been adapted as follows:

		Subtract:
	ESSI	ESSI	ESSI
	Historical Year	Historical Six	“Adapted” Six
	Ended	Months Ended	Months Ended
	10/31/2005	4/30/2005 (a)	10/31/2005
	(in thousands)
Revenues	$1,018,373	$497,301	$521,072
Costs and expenses	876,951	431,034	445,917
Operating income	141,422	66,267	75,155

Interest income	828	456	372
Interest and related expenses	2,651	1,072	1,579
Other expense, net	—	—	—
Earnings from continuing operations before minority interest and income taxes	139,599	65,651	73,948
Minority interest	—	—	—

Earnings from continuing operations before income taxes	139,599	65,651	73,948
Income taxes	52,350	24,947	27,403
Earnings from continuing operations	$87,249	$40,704	$46,545

(a)                                                          Represents the unaudited consolidated statement of income of ESSI for the six months ended April 30, 2005, which is not included or incorporated by reference in this Current Report of Form 8-K/A.

(iii)                               Represents the unaudited consolidated statement of income of ESSI for the six months ended October 31, 2004, which has been adapted as follows:

		Subtract:	ESSI
	ESSI	ESSI	“Adapted”
	Historical Year	Historical Six	for the Six
	Ended	Months Ended	Months Ended
	10/31/2004 (a)	4/30/2004 (b)	10/31/2004
	(in thousands)
Revenues	$883,630	$405,266	$478,364
Costs and expenses	760,334	349,028	411,306
Operating income	123,296	56,238	67,058

Interest income	353	156	197
Interest and related expenses	1,215	1,003	212
Other expense	—	—	—
Earnings from continuing operations before minority interest and income taxes	122,434	55,391	67,043
Minority interest	—	—	—

Earnings from continuing operations before income taxes	122,434	55,391	67,043
Income taxes	46,525	21,326	25,199
Earnings from continuing operations	$75,909	$34,065	$41,844

(a)                                                          Represents the consolidated statement of income of ESSI for the fiscal year ended October 31, 2004, incorporated by reference in this Current Report on Form 8-K/A.

(b)                                                         Represents the unaudited consolidated statement of income of ESSI for the six months ended April 30, 2004, not included or incorporated by reference in this Current Report on Form 8-K/A.

(iv)                              Represents the unaudited consolidated statement of income of Spacelink for the nine months ended December 31, 2004, not included or incorporated by reference in this Current Report on Form 8-K/A

(v)                                 The pro forma adjustments to costs and expenses related to the Spacelink acquisition consist of the following:

Increase to Costs and
Expenses
Twelve Months Ended
April 30, 2005
(in thousands)
Intangible amortization	$3,182
Incremental deferred financing fees	48
Total	$3,230

As part of ESSI’s accounting for the Spacelink acquisition, ESSI identified and recorded approximately $13.8 million of acquired customer-related intangible assets, amortized over a weighted average amortization period of 3.7 years, and incurred approximately $0.3 million of debt issuance costs associated with the related financing. These pro forma adjustments reflect the additional amortization expense that would have been incurred in the adapted year ended April 30, 2005, had ESSI’s acquisition of Spacelink occurred on May 1, 2004.

(vi)                              Represents additional interest expense that would have been incurred for the adapted year ended April 30, 2005, had $136.5 million of Spacelink acquisition-related indebtedness been outstanding since May 1, 2004. This adjustment assumes an interest rate of 3.2% per annum, the rate in effect at the time of ESSI’s acquisition of Spacelink.

(vii)                           The pro forma adjustment to income taxes reflects the income tax effect on Spacelink’s historical results of operations and on the pro forma adjustments related to ESSI’s acquisition of Spacelink, using a statutory (federal and state) income tax rate of 40%. Prior to their acquisition by ESSI, Spacelink was a nontaxable entity.

4.                                       On December 14, 2004, DRS acquired the assets and liabilities of NVEC and Affiliate and their results of operations are included in DRS’s consolidated financial statements for 3.5 months of fiscal 2005. The following tables reconcile the “Pro Forma NVEC and Affiliate” columns included in the unaudited pro forma condensed combined statements of earnings for the year ended March 31, 2005. The pro forma adjustments account for the acquisition of NVEC and Affiliate as if it occurred on April 1, 2004.

	Nine Months Ended			Pro Forma
	September 30, 2004	Pro Forma		NVEC and
	(Unaudited) (i)	Adjustments		Affiliate (iv)
	(in thousands)
Revenues	$71,636	$(1,334	)(ii)	$70,302
Costs and expenses	49,035	(231	)(ii)	48,804
Operating income	22,601	(1,103)		21,498

Interest income	11	—		11
Interest and related expenses	—	—		—
Other income, net	—	—		—
Earnings from continuing operations before minority interest and income taxes	22,612	(1,103)		21,509
Minority interest	—	—		—

Earnings from continuing operations before income taxes	22,612	(1,103)		21,509
Income taxes	—	8,604	(iii)	8,604
Earnings from continuing operations	$22,612	$(9,707)		$12,905

(i)                                     Represents the unaudited combined statement of income of NVEC and Affiliate for the nine months ended September 30, 2004, not included or incorporated by reference in this Current Report on Form 8-K/A.

(ii)                                  The adjustments to revenues and costs and expenses are comprised of the following:

Increase (Decrease) to
Revenues and Costs and
Expenses
Nine Months Ended
September 30, 2004
($ in thousands)
Eliminate revenues (a)	$(1,334)

Eliminate cost and expense (a)	$(1,075)
Incremental acquired intangible asset amortization (b)	800
Incremental depreciation (c)	44
Total	$(231)

(a)                                                          To adjust the results of operations of NVEC and Affiliate for the nine months ended September 30, 2004, to an 8.5-month period. DRS owned NVEC and Affiliate for 3.5 months of its fiscal year ended March 31, 2005.

(b)                                                         As part of the NVEC and Affiliate purchase price allocation, DRS identified and recorded approximately $0.2 million and $8.9 million of acquired technology-related and customer related intangible assets, respectively, with useful lives of 12 years and 8 years, respectively. The pro forma adjustments reflect the additional amortization expense that would have been incurred in the nine months ended September 30, 2004, had DRS’s acquisition of NVEC and Affiliate occurred on April 1, 2004.

(c)                                                          As part of the NVEC and Affiliate purchase price allocation, an adjustment of $0.4 million was made to increase the net book value of the acquired fixed assets to fair value. The pro forma adjustments reflect the additional depreciation that would have been incurred in the nine months ended September 30, 2004, associated with the step-up in fixed asset values, had the acquisition of NVEC and Affiliate occurred April 1, 2004.

(iii)                               The adjustment to income taxes includes the income tax effect on NVEC and Affiliate historical results of operations and on the pro forma adjustments, using a statutory (federal and state) income tax rate of 40%. Prior to their acquisition by DRS, NVEC and Affiliate were nontaxable entities.

(iv)                              The DRS pro forma results above for the year ended March 31, 2005 include the results of operations of NVEC and Affiliate for the three-month period from January 1, 2004 through March 31, 2004 and excludes the three-month period from October 1, 2004 through December 31, 2004. The results of operations of NVEC and Affiliate for the additional periods included and excluded in arriving at DRS pro forma results for the year ended March 31, 2005 are not considered to be materially different for purposes of the pro forma condensed combined financial statements.

5.                                                   The “Historical DRS” column represents the unaudited consolidated statement of earnings of DRS for the nine-month period ended December 31, 2005, as reported in DRS’s quarterly report on Form 10-Q for the period ended December 31, 2005.

6.                                                   The “Adapted ESSI” column included in the pro forma condensed combined statement of earnings for the nine months ended December 31, 2005, represents the operating results of ESSI for the adapted nine-month period ended October 31, 2005 as presented in the following table.

		Subtract:
	ESSI	ESSI	ESSI
	Historical Year	Historical Three	“Adapted” Nine
	Ended	Months Ended	Months Ended
	10/31/2005	1/31/2005 (i)	10/31/2005
	(in thousands)
Revenues	$1,018,373	$233,533	$784,840
Costs and expenses	876,951	200,543	676,408
Operating income	141,422	32,990	108,432

Interest income	828	261	567
Interest and related expenses	2,651	7	2,644
Other expense, net	—	—	—
Earnings from continuing operations before minority interest and income taxes	139,599	33,244	106,355
Minority interest	—	—	—

Earnings from continuing operations before income taxes	139,599	33,244	106,355
Income taxes	52,350	12,633	39,717
Earnings from continuing operations	$87,249	$20,611	$66,638

(i)                                     Represents the unaudited consolidated statement of income of ESSI for the three months ended January 31, 2005, not included or incorporated by reference in this Current Report on Form 8-K/A.

7.                                                   The following adjustments to revenues and costs and expenses are reflected in the Merger Adjustments columns for the year ended March 31, 2005 and the nine-month period ended December 31, 2005.

	Increase (Decrease) to Revenues
	and Costs and Expenses
	Year Ended	Nine Months Ended
	March 31, 2005	December 31, 2005
		(in thousands)

Revenues (i)	$(5,948)	$(5,687)
Costs and expenses
ESSI Cost of sales to (i)	$(5,948)	$(5,687)
General and administrative expenses (ii)	(1,362)	(864)
Amortization of acquired intangible assets (iii)	14,525	10,243
Eliminate ESSI deferred financing fees (iv)	(297)	(138)
ESSI transaction expenses (v)	—	(1,700)
Total adjustments to costs and expenses	$6,918	$1,854

(i)                                    Adjustment reflects the elimination of DRS’s sales to ESSI, and ESSI’s related cost of sales, for the fiscal year ended March 31, 2005 and the nine-month period ended December 31, 2005, as if they were intercompany sales during the respective periods.

(ii)                                 ESSI historically recognized general and administrative expenses as a period cost. To be consistent with DRS’s accounting policy, an estimated amount of general and administrative expenses were capitalized into inventory for this pro forma presentation for certain ESSI operating units. The December 31, 2005 unaudited pro forma condensed combined balance sheet includes an estimated adjustment to inventory of $4.7 million to reflect the capitalization of certain general and administrative expenses.

(iii)                              Adjustment reflects the incremental amortization expense of amortizable acquired intangible assets. The December 31, 2005 unaudited pro forma condensed combined balance sheet includes an estimated adjustment to other liabilities to reflect the deferred tax impact of acquired intangible assets. For purposes of this pro forma presentation we have estimated that the acquired amortizable intangible assets from the merger to be $300.0 million, amortized on a straight-line basis over an estimated weighted average useful life of 12 years. The acquired identifiable intangible assets are expected to be substantially comprised of customer relationships and technology, and are not expected to include any indefinite-lived intangible assets or in-process research and development. All of the data required to estimate the final fair values and estimated useful lives of intangible assets are not yet available to us and as such the final valuation of intangible assets, and their related amortization periods, will result in an increase or decrease to these preliminary amortization expense estimates and the increase or decrease could be material. A $10.0 million increase/decrease in intangible assets would result in an increase/decrease in amortization expense of approximately $0.8 million per fiscal year (assuming a 12-year weighted average useful life). Any increase/decrease to the final fair value of intangible assets would also result in a decrease/increase in goodwill and deferred tax liabilities.

(iv)                             Represents an adjustment to eliminate ESSI’s historical deferred financing fee amortization from cost and expenses.

(v)                                Represents the elimination of acquisition-related costs expensed by ESSI during its fiscal year and nine months ended October 31, 2005.

8.                                                               Total incremental merger-related debt is estimated to be $1.2 billion at December 31, 2005. The unaudited pro forma condensed combined statements of earnings for the year ended March 31, 2005 and the nine-month period ended December 31, 2005 include pro forma adjustments for incremental interest expense of $71.5 million and $53.8 million, respectively, associated with the net increase in debt outstanding, assuming an interest rate of 5.6% based on the expected weighted average interest rates of the merger-related debt discussed below using the actual rates for the 6 5/8% Senior Notes due 2016 and the 7 5/8% Senior Subordinated Notes due 2018 and 2% Senior Convertible Notes and the current prevailing interest rate for similar instruments for the Company’s other merger related debt. A 0.125% increase/decrease in the weighted average prevailing interest rates on DRS’s incremental variable rate debt, would result in an increase/decrease in interest expense of approximately $0.6 million and $0.5 million for the year and nine-month periods, respectively. The pro forma interest expense adjustment for the year ended March 31, 2005 and the nine-month periods ended December 31, 2005 also include adjustments of $4.1 million and $3.1 million, respectively, for the amortization of the deferred financing fees incurred in connection with the incremental debt associated with the merger. The amortization of ESSI’s deferred financing fees that was previously recognized as a component of costs and expenses has been eliminated (See Note 7).

A summary of the components comprising the pro forma changes in debt related to the merger and the respective pro forma interest expense amounts follow. During the week of January 9, 2006, the Company utilized cash on hand to pay down its existing term loan. As a result of the term loan pay down the amount of debt that DRS actually borrowed under the revolving credit facility at the closing of the merger was greater due to a reduction in available cash. Differences between the estimated and final amounts of outstanding debt will have a significant impact on the following pro forma information.

		Change in Interest Expense
	Change in	Year Ended	Nine Months Ended
	Borrowings	March 31, 2005	December 31,
	(in thousands)
Revolving line of credit	$231,917	$13,009	$9,757
Term loans	275,000	15,426	11,570
Senior notes	350,000	19,633	14,725
Senior subordinated notes	250,000	14,023	10,517
Senior convertible notes (i)	300,000	16,828	12,621
Merger-related debt and interest	1,406,917	78,919	59,190
Refinance DRS’s existing term loan (ii)	(135,690)	(6,928)	(5,804)
Required revolving line of credit paydown - ESSI	(45,000)	(4,609)	(2,644)
Incremental debt and interest	$1,226,227	67,382	50,742
Amortization of deferred financing fees (iii)		4,127	3,095
Incremental interest expense		$71,509	$53,837

Total incremental DRS debt	$1,226,227
Repayment of ESSI Revolving line of credit	45,000
Current installments - long-term debt	132,940
Long-term debt, excluding current installments	$1,404,167

 (i)                                  The Convertible Notes contain certain provisions that are considered embedded derivatives, as defined by Financial Accounting Standards Board Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended. Such embedded derivatives may be required to be bifurcated from the host instrument and recorded at fair value on the balance sheet. We have not made any adjustments to the unaudited pro forma condensed combined statement of earnings or the unaudited pro forma condensed combined balance sheet, for any periods presented, to reflect the impact of such embedded derivatives as the values of the embedded derivatives are not expected to be material, based on the terms of the Convertible Notes. On February 8, 2006, the Company sold an additional $45.0 million of Convertible Notes, pursuant to an over-allotment option exercised by the initial purchaser of the Convertible Notes. The proceeds were utilized to reduce the Company’s borrowings under the revolving line of credit. These transactions, which occurred after the date of acquisition, are excluded from the pro forma condensed consolidated financial statements.

 (ii)                              DRS repaid its existing term loan during the week of January 9, 2006. This pro forma presentation assumes the then existing term loan was refinanced as of December 31, 2005, the date of the unaudited pro forma condensed consolidated balance sheet presented in this Current Report on Form 8-K/A.

 (iii)                           Represents deferred financing fee amortization (amortized over a weighted average life of approximately 8.0 years).

9.                                                   To eliminate interest income forgone on net cash and cash equivalents used in the merger.

10.                                             The pro forma adjustments to income taxes for the year ended March 31, 2005 and for the nine-month periods ended December 31, 2005 include the income tax effect on the merger and DRS Notes adjustments using a statutory (federal and state) income tax rate of 40%.

11.                                             The pro forma adjustment to the weighted average number of shares of DRS common stock outstanding reflects the total number of shares issued in the merger. The pro forma weighted average number of shares outstanding assumes that the shares issued in the merger are outstanding throughout each period. The potential common shares issuable, if any, upon conversion of the senior convertible notes are excluded from pro forma diluted earnings per share as their inclusion would be anti-dilutive.

12.                                             The Historical DRS column represents the unaudited consolidated balance sheet of DRS as of December 31, 2005, as reported in DRS’s quarterly report on Form 10-Q for the period ended December 31, 2005, which is not included or incorporated by reference in this Current Report on Form 8-K/A.

13.                                             The Historical ESSI column represents the consolidated balance sheet of ESSI as of October 31, 2005, which is incorporated by reference in this Current Report on Form 8-K/A.

14.                                             The pro forma adjustments to cash and cash equivalents consist of the following:

December 31, 2005
(in thousands)
New borrowings, net	$1,226,227
Cash paid to ESSI stockholders and option holders	(1,343,338)
Debt-related financing costs and bridge loan commitment fee	(32,500)
Merger-related expenses	(25,500)
Change in control payments	(13,700)
ESSI advisory fees	(11,489)
Total	$(200,300)

15.                                             To eliminate ESSI’s historical intangible assets and goodwill.

16.                                             The pro forma adjustment to other assets represents the net increase in debt-related financing costs. The adjustment is comprised of a $29.4 million increase associated with the capitalization of certain costs related to DRS’s additional borrowings, and a $0.8 million decrease associated with the elimination of the carrying amount of ESSI’s debt-related financing costs. In accordance with EITF Issue No. 96-19, DRS will expense approximately $0.7 million of professional fees expected to be incurred in connection with the refinancing (see note 8 above regarding DRS’s January 2006 repayment of its term loan), which is excluded from the pro forma condensed consolidated statements of earnings as the expense is non-recurring and merger-related. Such expense is included as a pro forma adjustment to retained earnings, net of taxes, and cash.

17.                                             This pro forma adjustment reflects the retained earnings impact of the DRS bridge loan fee associated with the merger, net of related taxes.

18.                                             To reclassify ESSI’s unbilled receivables from inventory to accounts receivables to be consistent with DRS’s accounting policy.

19.                                             To adjust the incremental pension liability, and pension-related assets, for the unfunded portion of ESSI’s pension and postretirement plans.

20.                                             To record the reduction in income taxes payable related to the balance sheet adjustments.

Income Taxes
Payable
(in thousands)
Write-off of term loan fees	$279
Change in control payments	5,480
ESSI advisory fees	4,596
Bridge loan fee	950
Total income taxes payable	$11,305

21.                                             The accompanying unaudited pro forma condensed combined statements of earnings and balance sheets reflect the number of shares of DRS common stock that were issued to ESSI shareholders and option holders in connection with the merger.

22.                                             These adjustments eliminate ESSI’s historical stockholders’ equity balances.

23.                                             The adjustment to interest and related expenses reflects incremental interest expense, at an effective rate of 6.13%, and the related deferred financing fee amortization had the DRS notes been issued on April 1, 2004.